UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2012 (October 1, 2012)

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Carbon Natural Gas Company (“Carbon”) announces that the offices of Chief Executive Officer, President and Chairman of the Board have been separated and will be filled by three individuals.  This separation will result in Patrick R. McDonald, who previously filled each of such offices, continuing as Carbon’s Chief Executive Officer with the office of Chairman filled by James H. Brandi.  Mark D. Pierce, previously Senior Vice President of Nytis Exploration Company LLC (“Nytis LLC”), a subsidiary of Carbon, has become the President of Carbon.  These changes are effective as of October 1, 2012.

(c)
The information provided in Item 5.02(b) is incorporated herein in its entirety.

Mark D. Pierce, age 59, has been the general manager and Senior Vice President for Nytis LLC, since 2009.  From 2005 until 2009, he was Operations Manager for Nytis LLC.  Mr. Pierce has 30 years of oil and gas experience.  He began his career at Texaco, Inc. and worked for 20 years with Ashland Exploration, Inc. (“Ashland”).  At Ashland, he spent 12 years in the production/reservoir engineering area and then moved into the executive level with oversight at various times of marketing, finance, business development, external affairs, operations and land.  His experience includes both domestic and international work.  He is a registered Petroleum Engineer in Kentucky, West Virginia and Ohio.

James H. Brandi, age 64, has been a Director of the Company since March 28, 2012.  Mr. Brandi recently retired from a position as Managing Director of BNP Paribas Securities Corp., an investment banking firm, where he served from 2010 until late 2011.  From 2005 to 2010, Mr. Brandi was a partner of Hill Street Capital, LLC, a financial advisory and private investment firm.  From 2001 to 2005, Mr. Brandi was a Managing Director at UBS Securities, LLC, where he was the Deputy Global Head of the Energy and Power Group.  Prior to 2000, Mr. Brandi was a Managing Director at Dillon, Read & Co. Inc. and later its successor firm, UBS Warburg, concentrating on transactions in the energy and consumer goods areas.  Mr. Brandi currently serves as a director of Approach Resources Inc. and OGE Energy Corp.  Mr. Brandi is a trustee of The Kenyon Review and a former trustee of Kenyon College.

Neither Mr. Brandi nor Mr. Pierce has any family relationship with any other person serving as a director or executive officer of Carbon.   Since the beginning of our last fiscal year there have been no transactions, and there currently is no transaction proposed, in an amount exceeding $120,000 and in which either Mr. Brandi or Mr. Pierce has an interest.

In connection with these changes Carbon announced that Mr. Pierce’s annual base compensation would increase to $200,000 and that Mr. Brandi would begin receiving director fees in the amount of $7,500 per quarter commencing in October 2012.   Mr. Pierce currently participates in Carbon’s restricted stock award/performance unit program and Mr. Brandi has previously received a restricted stock award in connection with his joining the Carbon Board earlier this year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer
Dated: October 4, 2012